SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 28, 2004

inTEST Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer of Incorporation)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code:   (856) 424-6886

Item 5.    Other Events and Regulation FD Disclosures.

On April 28, 2004, the Company issued a press release announcing changes to its Board of Directors and the adoption of new corporate governance guidelines. The Board changes include the addition of two new directors, thus bringing the total number of directors to nine, with a majority of independent directors. The new directors are Joseph A. Savarese and James W. Schwartz, Esq. Mr. Savarese, age 66, has served over 40 years in the semiconductor and electronics industries in a number of positions with various firms. Most recently, Mr. Savarese was Vice President of Business Development for Electroglas, Inc. from 1994 through his retirement in 2002. Mr. Schwartz, age 69, recently retired as a partner of Saul Ewing LLP, the Company's law firm, where he continues to serve as Special Counsel, and has been advising public companies on various corporate and securities issues for over 40 years. The Company's press release is attached to this Current Report as Exhibit 99.1

Item 7.    Financial Statements and Exhibits.

(c)   Exhibits:

99.1  Press Release, dated April 28, 2004
99.2  Text of conference call

Item 12.    Results of Operations and Financial Condition.

On April 28, 2004, the Company issued a press release and held a webcast conference call (as previously announced) regarding its financial results for the first quarter ended March 31, 2004. The Company's press release is attached to this Current Report as Exhibit 99.1 and a textual representation of the conference call is attached as Exhibit 99.2, each of which is incorporated by reference herein.

The information in this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Robert E. Matthiessen
        Robert E. Matthiessen
        President and Chief Executive Officer

Date:   April 29, 2004

EXHIBIT INDEX

99.1  Press Release, dated April 28, 2004
99.2  Text of conference call